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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Eastern Environmental Services, Inc.:

        (i)     on Form S-8 (Registration No. 33-25155, filed on October 24,
                1988),
        (ii) on Form S-8 (Post-Effective Amendment No. 2 to Registration No. 33-21251, filed on May 4, 1990),
        (iii)   on Form S-8 (Registration No. 33-37374, filed on October 18,
                1990),
        (iv)    on Form S-8 (Registration No. 33-45250, filed on January 27,
                1992),
        (v)     on Form S-3 (Registration No. 333-00283, filed on February 14,
                1996),
        (vi)    on Form S-8 (Post-Effective Amendment No. 1 to Registration
                Statement No. 333-28627, filed on June 20, 1997),
        (vii)   on Form S-3 (Post-Effective Amendment No. 2 to Registration
                Statement No. 333-32361, filed on October 10, 1997),
        (viii)  on Form S-3 (Registration No. 333-47089, filed February 27,
                1998),
        (ix)    on Form S-4 (Registration No. 333-37845, filed February 27,
                1998), and
        (x)     on Form S-8 (Registration No. 333-48265, filed March 19, 1998)

of our report dated March 18, 1998, with respect to the financial statements of Bluegrass Containment, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated March 9, 1998 (as amended April 8, 1998 on Form 8-K/A), filed with the Securities and Exchange Commission.



Louisville, Kentucky
April 7, 1998